Exhibit 99.1
Connect Biopharma Announces Positive Topline Data from its Phase 1 Study of Intravenous (IV) Rademikibart in Patients with Asthma or COPD

– Rademikibart administered as a single 300 mg 2-minute IV push to asthma and chronic obstructive pulmonary disease (COPD) patients produced rapid improvement in FEV1 with many patients experiencing improvements in airway function of ≥200 mL as early as 15 minutes post-dosing –

– The rapid improvement in FEV1 demonstrated with IV rademikibart in this study provides clinical confirmation of preclinical observations that rademikibart has a unique beneficial effect on bronchodilation -

– Mean FEV1 improvements of ~200 - 400 mL were maintained through Day 29 in asthma and COPD patients –

– Recruitment ongoing for Phase 2 Seabreeze STAT studies for acute exacerbations in asthma and COPD; expect to report topline data for both studies in mid-2026 –

– Company to host conference call and webcast today, March 30, 2026 at 8:00 a.m. ET –

SAN DIEGO, March 30, 2026, (GLOBE NEWSWIRE) -- Connect Biopharma Holdings Limited (Nasdaq: CNTB) (Connect Biopharma, Connect or the Company), a clinical-stage biopharmaceutical company focused on transforming care for the treatment of inflammatory diseases, today reported positive topline preliminary results for its Phase 1 clinical pharmacology study evaluating intravenous (IV) rademikibart, the Company’s next-generation, potentially best-in-class anti-interleukin-4-receptor alpha (IL-4Rα) antibody.

“The preliminary results from our Phase 1 IV study of rademikibart highlight its potential to transform the treatment paradigm for acute exacerbations, where there have been no new medications in decades,” said Barry Quart, Pharm.D., CEO and Director of Connect Biopharma. “Today’s data demonstrate that a single IV administration of rademikibart rapidly improves lung function, with clinically meaningful improvements in FEV1 maintained up to four weeks, and also provide clinical evidence supporting the preclinical observations that rademikibart appears to produce bronchodilation independently from blocking IL-4Rα. The unique effect of rademikibart on lung function is ideally suited to potentially treat acute exacerbations and be a best-in-class chronic treatment.”

The Phase 1 clinical pharmacology study (CBP-201-105) is a single-dose, placebo-controlled, study that evaluated IV rademikibart. In Part A, 30-, 15- or 2-minute IV infusion rates of 300 mg rademikibart or placebo were evaluated in healthy volunteers. No differences in safety or pharmacokinetics were observed across the three infusion rates, and the 2-minute IV push was selected for Part B in which adult patients with stable asthma and stable COPD were randomized 4:1 to a single-dose of 300 mg rademikibart or placebo (12 in asthma; 10 in COPD). Mean baseline FEV1 in the patients was 1.9 L and 1.55 L in the asthma and COPD cohorts, respectively. In both cohorts of patients, the majority were current smokers and the mean eosinophil count at baseline was 330 cells/µL (77% were 200 – 250 cells/µL).

Key preliminary results include:

•Rademikibart 300 mg administered by 2-minute IV push produced substantially faster improvement in FEV1 than what was previously observed with 600 mg subcutaneous administration, with clinically important increases of 100 mL - >400mL observed in many asthma and COPD patients as early as 15 minutes post-dosing;

•Mean FEV1 improvements from baseline of ~200 - 400 mL in patients receiving rademikibart were generally maintained through Day 29 in both asthma and COPD patients, while placebo patients in both cohorts trended down; and

•Rademikibart was generally well-tolerated with no serious adverse events (AEs), no severe AEs and no AEs leading to study discontinuation.

“There remains a significant health economic burden in the hospital setting for the treatment of acute exacerbations in asthma and COPD,” said Michael Wechsler, MD, Professor and Director of The Cohen Family Asthma Institute at National Jewish Health in Denver, Colorado. “Current standard of care relies on β-agonist bronchodilators and systemic steroids, but many patients could benefit from the rapid bronchodilation observed with IV rademikibart with the added benefit of directly addressing the underlying inflammatory drivers of disease. I am not aware of any other biologic with rapid bronchodilator-like effects seen in this study, especially in COPD patients where the need is greatest.”

Connect expects to report topline data from both ongoing Phase 2 Seabreeze STAT studies of rademikibart for acute exacerbations in asthma and COPD in mid-2026 and plans to move quickly to meet with the U.S. Food and Drug Administration (FDA) to gain alignment on a Phase 3 program.

Company-Hosted Conference Call and Webcast

Connect will host a conference call and webcast today, March 30, 2026, at 8:00 a.m. ET. To access the conference call, please pre-register through here to receive dial-in information and a personal PIN to access the live call. Participants may access the live webcast here or from Investors section of the Connect website at investors.connectbiopharma.com. An archive of the webcast and presentation will be available for approximately 90 days after the event.

About Rademikibart

Rademikibart is a fully human monoclonal antibody targeting interleukin-4 receptor alpha (IL-4Rα), a common subunit of interleukin-4 receptor (IL-4) and interleukin-13 receptor (IL-13). We believe that by binding with IL-4Rα, rademikibart can block the functions of IL-4 and IL-13 effectively, thereby blocking the T helper 2 (Th2) inflammatory pathway to achieving the goal of treating Th2-related inflammatory diseases such as atopic dermatitis, asthma and COPD.

About Connect Biopharma

Connect Biopharma is a clinical-stage biopharmaceutical company dedicated to transforming care for asthma and COPD. Headquartered in San Diego, California, the Company is advancing rademikibart, a next-generation, potentially best-in-class antibody designed to target IL-4Rα. The Company is currently conducting global clinical studies of rademikibart for the treatment of acute exacerbations of asthma and COPD, areas with significant unmet need. Connect has granted an exclusive license to Simcere Pharmaceutical Co., Ltd., for rademikibart in Greater

China. Under the exclusive license and collaboration agreement, Connect is eligible to receive remaining milestone payments up to an aggregate amount of approximately $110 million upon the achievement of certain development, regulatory and commercial milestones. Connect is also eligible to receive royalties at tiered percentage rates up to low double-digit percentages on net sales in Greater China.

For more information visit www.connectbiopharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the Act). Forward-looking statements are statements that are not of historical fact and include, without limitation, statements regarding future events, our future financial condition, results of operations, business strategy and plans, prospective products (as well as their potential to achieve a differentiated, competitive, or favorable benefit or profile or trend, including on safety, tolerability, improvement, maintenance, clinical response, dosing, efficacy and/or convenience), planned or expected product approval applications or approvals, anticipated milestones and royalties, expected data readouts and enrollments, research and development plans and costs, potential future partnerships, expectations about existing partnerships, timing and likelihood of success, objectives of management for future operations, future results of anticipated product development efforts, adequacy of existing cash and potential partnership funding to fund operations and capital expenditure requirements, anticipated patient populations or market opportunities for our prospective products, if approved, as well as statements regarding industry trends. These statements are based on management’s current expectations of future events only as of the date of this press release and are inherently subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among other things: the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results; whether we or our current or future partners will need expanded or additional trials in order to obtain regulatory approval for our product candidates; the timing and results of any planned interactions with the FDA; our ability to obtain and maintain regulatory approval of our product candidates; existing regulations and regulatory developments in the U.S., the People’s Republic of China, Europe and other jurisdictions; the ability of our current cash and investments position to support planned operations; our plans and ability to obtain, maintain, protect and enforce our intellectual property rights and our proprietary technologies, including extensions of existing patent terms where available; our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials; and the degree of market acceptance of our product candidates, if approved, by physicians, patients, healthcare payors and others in the medical community.

Words such as “aim,” “anticipate,” “believe,” “could,” “expect,” “feel,” “goal,” “intend,” “may,” “optimistic,” “plan,” “potential,” “promising,” “will,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. The inclusion of forward-looking statements should not be regarded as a representation by Connect Biopharma that any of its expectations, projections or plans will be achieved. Actual results may differ materially due to the risks and uncertainties inherent in our business and other risks described in our filings with the U.S. Securities and Exchange Commission (SEC). Further information regarding these and other risks is included under the heading “Risk Factors” in our annual and periodic reports filed with the SEC. These forward-

looking statements should not be taken as forecasts or promises nor should they be taken as implying any indication, assurance or guarantee that the assumptions on which such forward-looking statements have been made are correct or exhaustive or, in the case of the assumptions, fully stated in this press release. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You are cautioned not to place undue reliance on the scientific data presented or these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Connect Biopharma undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise. Connect Biopharma claims the protection of the safe harbor for forward-looking statements contained in the Act for all forward-looking statements.

This press release discusses our product candidate, rademikibart, which is under clinical investigation and has not yet been approved for marketing by the FDA, the NMPA, or by any other regulatory agency. No representation is made as to the safety or effectiveness of rademikibart for the uses for which it is being studied. The trademarks included herein are the property of the owners thereof and are used for reference purposes only.

Investor Relations Contact:

Alex Lobo
Precision AQ
Alex.lobo@precisionaq.com
(212) 698-8802

Media Contact:

Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604